Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TREASURE HOLDCO, INC.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF OCTOBER, A.D. 2024, AT 2:01 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

2911817 8100 SR# 20244072162
You may verify this certificate online at corp.delaware.gov/authver.shtml	Authentication: 204748393 Date: 10-29-24

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:01 PM 10/29/2024

FILED 02:01 PM 10/29/2024

SR 20244072162 - File Number 2911817

FIRST CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION OF

TREASURE HOLDCO, INC.

Treasure Holdco, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies that:

1.	The name of the Corporation is “Treasure Holdco, Inc.”

2.	The Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 16, 2024 (the “Certificate of Incorporation”).

3.	The Certificate of Incorporation is hereby amended by deleting the Fourth Article of the Certificate of Incorporation in its entirety, and inserting a new Fourth Article in lieu thereof, as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 115,500,000 shares, all of which are shares of Common Stock par value $0.01 per share.”

4.	The board of directors of the Corporation, the requisite majority of the outstanding stock of the Corporation entitled to vote thereon, and the requisite majority of the outstanding stock of each class of stock of the Corporation entitled to vote thereon as a class, have duly adopted the foregoing amendment to the Certificate of Incorporation of the Corporation in accordance with Sections 141, 228, and 242 of the General Corporation Law of the State of Delaware.

5.	This First Certificate of Amendment to the Certificate of Incorporation of the Corporation shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

[The Remainder of this Page has been Intentionally Left Blank]

THE UNDERSIGNED, for the purpose of amending the Certificate of Incorporation of Treasure Holdco, Inc. pursuant to the General Corporation Law of the State of Delaware, does make this First Certificate of Amendment, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly has hereunto set my hand on October 29, 2024.

Treasure Holdco, Inc.

By:	/s/ Jason K. Greene
Name:	Jason K. Greene
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Certificate of Amendment]